Exhibit 10.76

Execution Copy

First Amendment

to

Delta Founder Airline Services Agreement

This First Amendment to the Delta Founder Airline Services Agreement (this “Amendment”), dated as of March 25, 2004, by and between Worldspan, L.P. (“Worldspan”) and Delta Air Lines, Inc. (“Delta”) amends the Delta Founder Airline Services Agreement (the “Agreement”), dated as of June 30, 2003, by and between Worldspan and Delta.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Agreement provides that Worldspan will provide certain credits to Delta to be applied against service fee payments due from Delta to Worldspan under the Agreement;

WHEREAS, Worldspan and Delta desire to amend the Agreement to provide that, upon consummation of an Initial Public Offering (as defined herein) on or prior to August 31, 2004, the obligations of Worldspan to provide such credits to Delta shall terminate in exchange for a one-time payment from Worldspan to Delta, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the agreements, terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                       Section 4.8 is hereby added to the Agreement to read as follows:

“4.8                           Termination of FASA Credits upon an IPO.  From and after the consummation of an Initial Public Offering and Delta’s receipt of the FASA Credit Termination Payment (as defined below), Section 4.4 hereof shall have no further force and effect and the following provisions of this Section 4.8 shall apply:

(a)                                  Immediately after consummation of an Initial Public Offering, Worldspan shall pay to Delta by wire transfer of immediately available funds an amount equal to the FASA Credit Termination Payment.

As used herein, the “FASA Credit Termination Payment” means:

(i)   $75,830,457, in the event of an Initial Public Offering in May, 2004,

(ii)  $75,168,274, in the event of an Initial Public Offering in June, 2004,

(iii) $74,499,745, in the event of an Initial Public Offering in July, 2004, or

(iv) $73,824,810, in the event of an Initial Public Offering in August, 2004,

in each case of clauses (i), (ii), (iii) or (iv), as reduced by:

(A) the amount of any Delta FASA Credits applicable under Schedule 4.4(a) hereto to any calendar month following the Initial Public Offering and which have been included in  invoices by Worldspan under Article 4 of the Agreement relating to periods prior to the Initial Public Offering ,

(B) the amount of any Recoupment Amounts which have not, prior to the Initial Public Offering , been reflected in a Current Invoice,

(C) the amount of any Delta FASA Claim Amounts which have not, prior to the Initial Public Offering , been reflected in a Current Invoice and have been deposited by Worldspan into the Worldspan/Delta FASA Claim Escrow Agreement, and

(D) the Required Escrow Amount (as defined in Section 4.8(c)).

(b)                                 Upon receipt of the FASA Credit Termination Payment, Delta shall no longer earn and shall no longer be entitled to any Delta FASA Credits earned under the Agreement and Worldspan shall have no further rights or obligations under Section 4.4 of the Agreement, including with respect to any Delta FASA Credits, FASA Credit Excess Amounts, FASA Cash Payments or the Delta Continuing Payment.

(c)                                  A portion of the FASA Credit Termination Payment equal to the Required Escrow Amount (as defined below) will be deposited by Worldspan into the escrow account (the “Escrow Account”) established pursuant to the Worldspan/Delta Escrow Agreement (as defined below) and such amount will be subject to the terms and conditions of the Worldspan/Delta Escrow Agreement.  As used herein, the “Required Escrow Amount” means the amount of $24,000,000 less (i) any amounts recouped by Worldspan as a Delta Indemnity Claim Amount under Section 4.4(b)(2) of the Agreement and deposited by Worldspan into the escrow account established pursuant to the Worldspan/Delta Indemnity Claim Escrow Agreement (the “Worldspan/Delta Indemnity Claim Escrow Account”) prior to the Initial Public Offering and (ii) any amounts set off by Transaction Travel Processing Corporation (“TTPC”) against its obligations under the Subordinated Note (the “Subordinated Note”), dated June 30, 2003, from TTPC to Delta as Indemnity Claim Amounts (as defined in the “Subordinated Note”) and deposited by TTPC into the Worldspan/Delta Indemnity Claim Escrow Account prior to the Initial Public Offering .  As used herein, the “Worldspan/Delta Escrow Agreement” means the Worldspan/Delta Escrow Agreement substantially in the form contained in Schedule 4.8 hereto.  Worldspan, TTPC and Delta agree to execute the Worldspan/Delta Escrow Agreement immediately after consummation of the Initial Public Offering .

(d)                                 Upon the occurrence of a Delta General Termination, Delta Bankruptcy FASA Rejection, or termination of this Agreement without cause by Delta in breach of Section 7.1(b) hereof, each prior to June 30, 2012, Delta shall pay to Worldspan on a monthly basis commencing at the effective time of such termination until and including June,

2012, an amount in cash equal to the amount listed in Column B as the applicable Delta FASA Credit for such month on Schedule 4.4(a) hereof.  Any payments due from Delta pursuant to this Section 4.8(d) shall be made by wire transfer of immediately available funds from Delta to Worldspan on the first business day of each calendar month following the month in which such termination occurs; provided, however, for the calendar month in which such termination occurs, Delta shall pay to Worldspan a prorated amount of the Delta FASA Credit specified for such month in Column B on Schedule 4.4(a) hereto equal to the amount listed on such schedule for such month multiplied by a fraction, the numerator of which is the number of days remaining in such month following the date of termination and the denominator of which is the total number of days in such month.

(e)                                  As used herein, the “Initial Public Offering” means the initial underwritten sale of common equity interests of TTPC, or any affiliate of TTPC other than Worldspan (each, and TTPC, a “TTPC Entity”) to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, with gross proceeds to any one or more TTPC Entity of $200,000,000 or more, if immediately thereafter any TTPC Entity has publicly held common equity interests listed on a national securities exchange or NASD automated quotation system.”

2.                                       Section 7.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 7.1    Termination Without Cause.

(a)                                  In the event that an Initial Public Offering is not consummated on or before August 31, 2004, Delta may terminate this Agreement without cause by giving Worldspan at least one (1) year’s, but not more than two (2) years’, prior written notice of such termination and the date upon which the termination will be effective, which termination effective date may be (i) if the notice thereof is given prior to the occurrence of a Delta Note Transfer, no earlier than twelve (12) months after the Effective Date, or (ii) if the notice thereof is given after the occurrence of a Delta Note Transfer, no earlier than thirty (30) months after the Effective Date; provided, however, that, if the termination results in Delta having a funding obligation pursuant to Section 1.2(a) of the Worldspan/Delta Indemnity Claim Escrow Agreement, then the termination shall not be effective unless and until Delta has performed that funding obligation in full.

(b)                                 In the event that an Initial Public Offering is consummated on or before August 31, 2004; Delta may terminate this Agreement without cause by giving Worldspan at least one (1) year’s, but not more than two (2) years’, prior written notice of such termination and the date upon which the termination will be effective.”

3.                                       (a)                                  Worldspan and TTPC each hereby covenants and agrees to comply with Section 9.15  of any Founder Airline Services Agreement between Worldspan and any other

Founder Airline and Section 17 of any Worldspan/Northwest Indemnity Claim Escrow Agreement, or similar or substitute agreement (the “Non-Discrimination Provisions”) between Worldspan and/or TTPC and any other Founder Airline as the Non-Discrimination Provisions may relate to the transactions contemplated by this Amendment and shall, jointly and severally, indemnify, defend and hold harmless Delta, its officers, directors and Affiliates (each, a “Delta Indemnitee”), from, and reimburse any Delta Indemnitee fo,r any Loss arising out of, resulting from or in connection with any claim, action or suit (each, a “Claim”) brought by any third party against any Delta Indemnitee with respect to the transactions contemplated by this Amendment to the extent resulting from acts or omissions by Worldspan or TTPC ; provided that the indemnification provided under this Section 3 shall not apply to any Claims or Loss to the extent arising out of, resulting from or in connection with any acts or omissions of any Delta Indemnitee (including with respect to any breach or default by any Delta Indemnitee of any contract, agreement or instrument applicable to such Delta Indemnitee).

(b)                                 As promptly as practicable, and in any event within 30 days, after any Delta Indemnitee shall receive any notice of, or otherwise become aware of, the commencement of any Claim or the assertion of any Claim, for which indemnification is provided for under this Section 3 (an “Indemnification Event”), such Delta Indemnitee shall give written notice (an “Indemnification Claim”) to the party from which such indemnification is (or, under such assumption, could be) sought (an “Indemnifying Party”) describing in reasonable detail the Indemnification Event and the basis on which indemnification is (or, under such assumption, could be) sought; but the failure of the Delta Indemnitee to give the Indemnification Claim within such time period shall not relieve the Indemnifying Party of any liability hereunder in respect of such Indemnification Event (or the facts or circumstances giving rise thereto) except to the extent that such Indemnifying Party is materially prejudiced or harmed as a consequence of such failure.  The Indemnifying Party shall (whether or not the Delta Indemnitee is entitled to claim indemnification under this Section 3) be entitled to, and the Delta Indemnitee shall provide the Indemnifying Party with the right to, participate in, and assume sole control over, the defense and settlement of such Claim (with counsel reasonably satisfactory to the Delta Indemnitee); provided, however, that (i) the Indemnifying Party or Indemnifying Parties shall (x) provide written notice to the Delta Indemnitee of its or their election to assume control of the defense of such Claim and (y) have expressly agreed in writing that, as between the Indemnifying Party and the Delta Indemnitee, the Indemnifying Party shall be solely obligated to satisfy and discharge such Claim, (ii) the Delta Indemnitee shall be entitled to participate in the defense of such Claim and to employ counsel at its own expense to assist in the handling of such Claim, provided that if there is an actual conflict of interest between the Indemnifying Party and the Delta Indemnitee, which in the reasonable opinion of counsel to the Delta Indemnitee would prevent one counsel from representing both the Indemnifying Party and the Delta Indemnitee in any matter, the Indemnifying Party shall be responsible for all such reasonable counsel expenses of the Delta Indemnitee, and (iii) the Indemnifying Party

shall obtain the prior written approval of the Delta Indemnitee, which approval shall not be unreasonably withheld or delayed, before entering into any settlement of such Claim or ceasing to defend against such Claim if (x) as a result of such settlement or ceasing to defend, injunctive or other equitable relief would be imposed against the Delta Indemnitee or (y) in the case of a settlement, the Delta Indemnitee would not thereby receive from the claimant an unconditional release from all further liability in respect of such Claim.  After written notice by the Indemnifying Party or Indemnifying Parties to the Delta Indemnitee of its or their election to assume control of the defense of any such Claim, subject to the provisions of the following exceptions, the Indemnifying Party or Indemnifying Parties shall not be liable hereunder to indemnify any Person for any Legal Expenses (as defined below) subsequently incurred in connection therewith.  If the Indemnifying Party or Indemnifying Parties do not assume sole control over the defense or settlement of such Claim as provided in this Section 3 within a reasonable period of time, or, after assuming such control, fails to diligently defend against such Claim in good-faith  (it being agreed that settlement of such Claim does not constitute such a failure to defend) the Delta Indemnitee shall have the right (as to itself) to defend and, upon obtaining the written consent of the Indemnifying Party if such Indemnifying Party is liable for the Losses with respect to such Claim, settle the claim in such manner as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Delta Indemnitee therefor in accordance with this Section 3.  Notwithstanding the foregoing provisions of this Section 3, the Delta Indemnitee shall have the right at all times to take over and assume the control (as to itself) of the defense or settlement of any Claim; provided, however, that in such event and if the Delta Indemnitee has not taken over control of such Claim under the previous sentence the Indemnifying Party or Indemnifying Parties shall cease to have any obligation under this Section 3 in respect of such Claim.  The Indemnifying Party shall not be liable under this Section 3 for any settlement or compromise effected without its consent.

(c)                                  The Delta Indemnitee and the Indemnifying Party shall each cooperate fully (and shall each cause its Affiliates to cooperate fully) with the other in the defense of any Claim pursuant to Section 3.  Without limiting the generality of the foregoing, each such Person shall furnish the other such Person (at the expense of the Indemnifying Party) with such documentary or other evidence as is then in its or any of its Affiliates’ possession as may reasonably be requested by the other Person for the purpose of defending against any such Claim.  Upon payment of any amount pursuant to any Indemnification Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all of the Delta Indemnitee’s rights of recovery against any third party with respect to the matters to which such Indemnification Claim relates.

(d)                                 As used herein, “Legal Expenses” means fees, costs and expenses of any kind incurred by any Delta Indemnitee and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

4.                                       A new Schedule 4.8 is hereby added to the Agreement in the form of Annex A to this Amendment.

5.                                       Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and are fully binding upon and enforceable against the parties hereto.

6.                                       This Amendment may not be amended or modified except by a written agreement signed by Worldspan and Delta.

7.                                       This Amendment shall be governed by, and shall be enforced and construed in accordance with, the laws of the State of New York (other than its rules regarding conflicts of laws).

8.                                       This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on the parties hereto, notwithstanding that such parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

WORLDSPAN, L.P.

/s/ Michael S. Wood
By:	Michael S. Wood
Title:	Senior Vice President and Chief Financial Officer

DELTA AIR LINES, INC.

/s/ James M. Whitehurst
By:	James M. Whitehurst
Title:	Senior Vice President — Finance, Treasury and Business Development

Solely for purposes of Sections 1 and 3 of this Amendment:

TRAVEL TRANSACTION PROCESSING CORPORATION

/s/ Michael S. Wood
By:	Michael S. Wood
Title:	Senior Vice President and Chief Financial Officer

Annex A

SCHEDULE 4.8

WORLDSPAN/DELTA ESCROW AGREEMENT

WORLDSPAN/DELTA ESCROW AGREEMENT, dated as of                      , 2004 (the “Escrow Agreement”), by and among Delta Air Lines, Inc., a corporation organized and existing under the laws of Delaware (“Delta”), Travel Transaction Processing Corporation, a corporation organized and existing under the laws of Delaware (“Buyer”), Worldspan, L.P., a limited partnership organized and existing under the laws of Delaware (“Worldspan”), and [The Bank of New York, a New York banking corporation], as escrow agent (the “Escrow Agent”).

WHEREAS, Delta, NWA Inc., American Airlines, Inc., and NewCRS Limited, Inc. (each, a Seller and collectively, the “Sellers”), Buyer and Worldspan have entered into the Partnership Interest Purchase Agreement, dated as of March 3, 2003 (as amended, the “Purchase Agreement”), pursuant to which, among other things, Buyer has acquired directly or indirectly all of the outstanding general partnership interests and limited partnership interests of Worldspan, and Sellers severally have caused the direct or indirect sale of such partnership interests to Buyer on the terms and conditions set forth therein;

WHERAS, pursuant to the First Amendment to the Delta Founder Airline Services Agreement, dated as of March 24, 2004, between Worldspan, TTPC and Delta, Worldspan (the “FASA First Amendment”), TTPC and Delta have agreed that the funds to be held in an escrow account established on behalf of Delta (the “Escrow Account”) on the terms and conditions set forth herein shall secure certain of the indemnification obligations of Delta to the Buyer pursuant to the Purchase Agreement;

WHEREAS, the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                                       Establishment of Escrow Fund.

1.1                                 Contemporaneously with the execution and delivery of this Escrow Agreement, Worldspan is delivering the amount of $[         ] (the “Escrow Amount”) to Escrow Agent pursuant to Sections 4.8(c) of the Delta Services Agreement by wire transfer of immediately available funds to the bank account previously specified in writing by Escrow Agent to Buyer, and Escrow Agent hereby acknowledges receipt of the Escrow Amount.

1.2                                 Escrow Agent agrees to hold, invest and dispose of all funds received pursuant to this Section 1 and any dividends, distributions, interest and other income accumulation or capital appreciation received therefrom (hereinafter collectively referred to as the “Escrow Fund”) in accordance with the terms and conditions of this Escrow Agreement.

1.3                                 The Escrow Fund is being held for the benefit of Delta and Buyer as their interests may appear.  Delta’s and Buyer’s respective beneficial interests in the escrow funds will be established pursuant to a Delta Final Determination for all purposes, including the determination of the portion of such funds constituting property of a Delta or Buyer bankruptcy estate.  Any payments which are deposited into the Escrow Account shall be deemed to occur on the date of such deposit.

2.                                       Investment of Escrow Fund; Accounting.

2.1                                 Escrow Agent shall invest all of the Escrow Fund (A) as designated by Delta in writing to Escrow Agent in (i) short-term negotiable certificates of deposit (not in excess of sixty (60) days) in a commercial bank having a combined capital and surplus of at least $1,000,000,000; (ii) short-term commercial paper rated “prime-1” by Moody’s Investors Service, Inc. and “A-1” by Standard & Poors Corporation; and/or (iii) short-term obligations of or guaranteed by the United States government or a money market fund whose investments are made strictly in obligations with remaining maturities of one year or less issued or guaranteed by the full faith and credit of the United States government; and/or (B) in such other investments as may be specifically approved in a writing duly executed by Delta and Buyer.

2.2                                 For the Escrow Fund, Escrow Agent shall maintain a ledger in Escrow Agent’s customary form setting forth (i) the amount of the Escrow Fund attributable to payments made into such escrow fund pursuant to Section 1 and (ii) the amount of the Escrow Fund attributable to dividends, distributions, interest and other income accumulation or capital appreciation in respect of such Escrow Fund.

3.                                       Notice of Claims Against Delta.

3.1                                 If Buyer shall assert a claim against Delta for any amount owing to Buyer pursuant to Section 8.2(a) or 8.2(b) of the Purchase Agreement (“Delta Indemnity Claim”), which Delta Indemnity Claim can only be made to the extent permitted under the Purchase Agreement, Buyer shall give written notice of such Delta Indemnity Claim (“Delta Indemnity Claim Notice”) to each of Delta and Escrow Agent; provided, however, that no Delta Indemnity

Claim may be asserted under this Escrow Agreement after September 30, 2004.  Each Delta Indemnity Claim Notice shall (i) indicate that a Delta Indemnity Claim is being asserted, (ii) indicate the amount of Losses (as defined in the Purchase Agreement) which Buyer has suffered or is reasonably likely to suffer (“Delta Indemnity Claim Amount”) and (iii) include a statement from Buyer that (x) Buyer has delivered to Delta written notice of such Delta Indemnity Claim pursuant to and in accordance with Section 8.2(f) of the Purchase Agreement and (y) if applicable, the Seller Mini-Basket Amount, the Seller General Basket Amount, the Worldspan Mini-Basket Amount or the Worldspan General Basket Amount has been exceeded in accordance with Section 8.2(a) or 8.2(b), as applicable, of the Purchase Agreement.

3.2                                 A Delta Indemnity Claim shall be considered outstanding unless (i) it has been withdrawn by Buyer by written notice to Escrow Agent and Delta or (ii) there has been a Delta Final Determination (as defined in Section 3.3) with respect to such Delta Indemnity Claim and any Delta Indemnity Claim Amounts to which Buyer and/or Delta is entitled pursuant to the applicable Delta Final Determination have been distributed to Buyer and/or Delta, as the case may be.

3.3                                 As used herein, the term “Delta Final Determination” shall mean, with respect to any Delta Indemnity Claim, (i) a written compromise or settlement executed by Delta and Buyer and, if required, approved by the court or arbitrator before which any such matter may be pending, or (ii) a final order, decree or judgment of an arbitrator or a court or agency of competent jurisdiction in the United States of America (the time for appeal having expired or no appeal having been taken) directing as to the disposition of such Delta Indemnity Claim.  Each Delta Final Determination shall include the amount, if any, to be paid by Escrow Agent to Buyer and/or Delta in respect of the applicable Delta Indemnity Claim.

4.                                       Delivery of Escrow Fund By Escrow Agent.

4.1                                 Escrow Agent shall pay to Delta all income or gain earned and received on or with respect to the Escrow Fund on the last Business Day of each quarter, with the first quarter commencing on the first day of the first calendar month after the date hereof.

4.2                                 Escrow Agent shall distribute the Escrow Fund (other than that portion of the Escrow Fund attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to Delta in accordance with Section 4.1) as follows:

(a)                                  At any time after September 30, 2004, each time (A) the amount of the Escrow Fund (excluding any portion thereof attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to Delta in accordance with Section 4.1) exceeds (B) the aggregate amount of all outstanding Delta Indemnity Claims, Delta and Buyer shall jointly and promptly instruct Escrow Agent in writing to transfer such excess amount to Delta.  Upon receipt of such notice, Escrow Agent shall immediately transfer such excess amount to Delta.

(b)                                 In respect of each Delta Indemnity Claim, Escrow Agent shall distribute out of the Escrow Fund (i) to Buyer the amount shown as owing by Delta to Buyer in the Delta Final Determination of such Delta Indemnity Claim, and (ii) to Delta the amount by which the applicable Delta Indemnity Claim Amount exceeds the amount paid to Buyer under clause (i) above to the extent permitted by clause (a), (c) or (d) of this Section 4.2; provided, however, in no event shall Escrow Agent distribute to Buyer in respect of all Delta Indemnity Claims more than the lesser of (A) $24,000,000 or (B) the aggregate amount required to be paid by Escrow Agent pursuant to Delta Final Determinations of Delta Indemnity Claims.

(c)                                  All amounts held by Escrow Agent in the Escrow Account (other than amounts attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to Delta in accordance with Section 4.1) in excess of the Required Escrow Amount (as defined in the FASA First Amendment) shall from time to time be immediately distributed to Delta.

(d)                                 Escrow Agent shall promptly distribute the remainder, if any, of the Escrow Fund (excluding any portion thereof attributable to income or gain earned and received on or with respect to the Escrow Fund which shall be paid to Delta in accordance with Section 4.1) to Delta after the later of (i) September 30, 2004 and (ii) such time as there are no outstanding Delta Indemnity Claims as determined under Section 3.2 of this Escrow Agreement.

5.                                       Taxation of Income Earned on Escrow Fund.

The Escrow Fund shall be treated for federal income tax purposes as a grantor trust, the income of which shall be taxable to Delta as the “grantor” of such grantor trust.  Delta shall provide Escrow Agent with a properly completed and executed IRS Form W-9.  The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof.  Delta shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Fund incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes.  Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes.  Buyer and Delta will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications, if required.  It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Fund and is not responsible for any other reporting.

6.                                       Wire Transfer Instructions.

6.1                                 All deposits or payments to be made by Buyer, Worldspan and/or Delta to Escrow Agent into the Escrow Account under this Escrow Agreement shall be made by wire transfer of immediately available funds to the following account:

or to such other account as Escrow Agent may designate in writing to Buyer and Delta.

6.2                                 All payments required to be made by Escrow Agent to Delta under this Escrow Agreement shall made by wire transfer of immediately available funds to the following account:

Citibank New York
ABA 021000089
Account of Delta Air Lines, Inc.
Account No. 40002617

or to such other account as Delta may designate in writing to Escrow Agent.

6.3                                 All payments required to be made by Escrow Agent to Buyer under this Escrow Agreement shall made by wire transfer of immediately available funds to the following account:

Bank of America
ABA # 111000012
Acct. # 3756317675
Ref: Transaction Processing Corporation

or to such other account as Buyer may designate in writing to Escrow Agent.

7.                                       Duties etc. of Escrow Agent.

7.1                                 Escrow Agent undertakes to perform only such duties as are expressly set forth herein.  Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Escrow Agreement, unless any of the foregoing is in writing and signed by all other parties hereto, and, if Escrow Agent’s duties hereunder are affected, unless Escrow Agent shall have given its prior written consent thereto.  Escrow Agent shall not be bound by any assignment by any party hereto of its rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.  Escrow Agent shall perform any acts ordered by a court of competent jurisdiction.  The obligations and duties of Escrow Agent are confined to those contained in this Escrow Agreement.

7.2                                 Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security or other document or instrument held by or delivered to Escrow Agent.

7.3                                 Escrow Agent shall be entitled to the fees set forth in Exhibit A hereto for its services as Escrow Agent hereunder and to reimbursement for any reasonable out-of-pocket fees and other expenses incurred by Escrow Agent in connection with (i) the performance of its duties hereunder and (ii) services required on account of disputes between Delta, on the one hand, and Buyer and/or Worldspan, on the other hand.  Buyer shall bear 50% of such fees and expenses and Delta shall bear 50% of such fees and expenses.  Escrow Agent shall deliver to Buyer and/or Delta upon request a detailed accounting as to all fees and reimbursable expenses claimed by Escrow Agent.  If any fees, expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder are not promptly paid when due, Escrow Agent may reimburse itself therefore from the Escrow Fund and may sell, convey or otherwise dispose of any property in the Escrow Fund for such purpose.  If the Escrow Agent’s actions pursuant to the prior sentence results in Buyer and Worldspan, on the one hand, or Delta, on the other hand, bearing a greater percentage of Escrow Agent’s fees and expenses then such person or persons are required to bear in accordance with this Section 7.3, the party or parties that have underpaid will reimburse the party or parties that overpaid so that the intent of the second sentence of this Section 7.3 is effectuated.

7.4                                 Buyer and Delta hereby severally and jointly agree to indemnify Escrow Agent for, and hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by Escrow Agent of, any of Escrow Agent’s duties under this Escrow Agreement, except as a result of Escrow Agent’s willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement.  The parties shall severally and jointly allocate the responsibility for the indemnity obligations contained in this Section 7.4 in the same manner as the responsibility for fees and expenses are allocated in Section 7.3.  If any party or parties bears more than 50% of any indemnity payment, the party that bears less than 50% of such payment shall reimburse the other party or parties in the same manner as provided in the last sentence of the first paragraph of Section 7.3.  The foregoing indemnity shall survive the termination of this Escrow Agreement.

Except in cases of Escrow Agent’s willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement, Escrow Agent shall be fully protected by acting in reliance upon any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature believed by Escrow Agent to be genuine, by assuming that any Person (as defined in Section 16.9) purporting to give Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Escrow Agreement or Escrow Agent’s duties hereunder, has been duly authorized to do so, or by acting or failing to act in good faith on the advice of any counsel retained by Escrow Agent.  Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement.

7.5                                 Escrow Agent shall incur no liability whatever in connection with its duties hereunder except for willful misconduct, gross negligence, bad faith or willful breach of this Escrow Agreement so long as it acts in good faith. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature from any other party with respect to the Escrow Fund, which, in Escrow Agent’s opinion, is in conflict with any of the provisions of this Escrow Agreement, or shall be advised that a dispute has arisen with respect to the payment, ownership or right of possession of the Escrow Fund or any part thereof (or as to the delivery, non-delivery or content of any certificate, statement, request, notice, advice, direction or other agreement or instrument or signature), Escrow Agent shall be entitled, without liability to any Person, to refrain from taking any action other than to use its reasonable efforts to keep safely the Escrow Fund, until Escrow Agent shall be directed otherwise in accordance herewith, but Escrow Agent shall be under no duty to institute or defend any proceeding, although Escrow Agent may, in its discretion and at the expense of the parties allocated severally in the same manner as the allocation of fees and expenses as provided in Section 7.3 hereof, institute or defend such proceedings.

7.6                                 If, at any time, there shall exist any dispute between Delta, on the one hand, and Buyer and/or Worldspan, on the other hand, with respect to the holding or disposition of any portion of the Escrow Fund, or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine the proper disposition of any portion of the Escrow Fund, or Escrow Agent’s proper actions with respect to its obligations hereunder, then Escrow Agent may petition (by means of an interpleader action or any other appropriate method) the Supreme Court of the State of New York, County of New York, or the U.S. District Court for the Southern District of New York, for instructions with respect to such dispute, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of the applicable court, all funds held by it in the Escrow Fund.  All costs incident to such matter are recoverable by Escrow Agent from Buyer and Delta severally allocated in the same manner as the allocation of fees and expenses as provided in Section 7.3 hereof.

8.                                       Resignation; Successor Escrow Agent.

8.1                                 Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving no less than thirty (30) Business Days prior written notice of such resignation to Buyer and Delta specifying the date when such resignation shall take effect; provided, however, that no such resignation shall be effective unless and until Buyer and Delta have selected a successor Escrow Agent and such successor Escrow Agent shall have assumed all of the obligations of Escrow Agent hereunder.  Upon receipt of written notice from Buyer and Delta that a successor Escrow Agent has been selected and assumed the obligations of Escrow Agent hereunder, Escrow Agent shall promptly deliver the Escrow Fund to such successor

Escrow Agent and render the accounting required by Section 8.3 and shall thereafter have no further obligations hereunder.

8.2                                 Buyer and Delta acting together shall have the right to terminate the appointment of Escrow Agent hereunder by giving notice in writing of such termination to Escrow Agent, specifying the date upon which such termination shall take effect.  In the event of such termination, Buyer and Delta agree that they will jointly appoint a successor Escrow Agent within thirty (30) Business Days of such notice and Escrow Agent hereby agrees that it shall promptly deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 8.3 and that it shall thereafter have no further obligations hereunder.  Upon receipt of the Escrow Fund, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

8.3                                 In the event of the resignation or removal of Escrow Agent or upon the termination of the Escrow Agreement pursuant to Section 9 and if requested in writing by either Buyer or Delta, Escrow Agent shall render to Buyer and Delta and to the successor Escrow Agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom.

9.                                       Termination of the Escrow Agreement.

This Escrow Agreement, except for Section 7.4 hereof which shall continue in effect, shall terminate on the date on which the last distribution required to be made by Escrow Agent pursuant to Section 4 is made and the balance of the Escrow Fund is zero; provided, however, that this Escrow Agreement shall not terminate earlier than September 30, 2004.

10.                                 Governing Law.

THIS ESCROW AGREEMENT IS INTENDED AS A CONTRACT UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD PERMIT OR REQUIRE THE APPLICATION OF LAW OF ANY OTHER JURISDICTION), INCLUDING WITHOUT LIMITATION AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY, ENFORCEABILITY AND PERFORMANCE.

11.                                 Notices.

Notices and other communications provided for herein shall be in writing (which shall include notice by facsimile transmission) and shall be delivered or mailed (or if by graphic scanning or other facsimile communications equipment of the sending party hereto, delivered by such equipment), addressed as follows:

If to Delta:
Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30320
	Attention:	Executive Vice President & Chief Financial Officer
Fax No.: (404) 715-4098

and to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
Attention: Kenneth A. Lefkowitz, Esq.
Fax No: (212) 422-4726

Delta Air Lines, Inc.
1030 Delta Blvd.
Atlanta, GA 30320
Attention: Senior Vice President & General Counsel
Fax No.: (404) 715-2233

If to Buyer or Worldspan:
Worldspan, L.P.
300 Galleria Parkway, N.W.
Suite 2100
Atlanta, Georgia 30339
Attention: General Counsel
Fax No.: (770) 563-7878

with copies to:

Citigroup Venture Capital Equity Partners, LP
399 Park Avenue, 14th Floor
New York, New York 10022
Attention: Joseph Silvestri
Fax No: (212) 888-2940

Ontario Teachers’ Pension Plan Board
5650 Yonge Street
Toronto, Ontario M2M 4H5
Attention: Shael Dolman
Fax No.: (416) 730-5082

and to:
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
Attention: Geraldine A. Sinatra
Fax No.: (215) 994-2222

Debevoise & Plimpton
919 Third Avenue
New York, New York 10022
Attention: Margaret A. Davenport
Fax No.: (212) 909-6836

If to Escrow Agent:
[ ]

Attention:
Fax No:

or to such other address as the applicable party may from time to time designate in writing in accordance with this Section 11.  All notices and other communications given to any party hereto in accordance with the provisions of this Escrow Agreement shall be deemed to have been given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) Business Days after mailing if mailed, and one Business Day after deposit with an overnight courier service if delivered by overnight courier.  Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next Business Day or (ii) the Business Day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

12.                                 No Assignment.

This Escrow Agreement shall be binding upon and inure to the benefit of the successors, heirs, beneficiaries, distributees and permitted assigns of the parties hereto.  No assignment of any rights or delegation of any obligations provided for herein may be made by Escrow Agent except in accordance with the provisions of this Escrow Agreement and neither Buyer or Worldspan, on the one hand, nor Delta, on the other hand, may assign its rights or obligations hereunder without the prior written consent of Delta or Buyer, respectively, and any such attempted assignment or delegation without such consent shall be void.  Notwithstanding the foregoing, Buyer may assign any of its rights and obligations hereunder in whole or in part to any Affiliate (as defined in Section 16.1) of Buyer and may collaterally assign its rights hereunder to any lender or financing source to Buyer, in each case, without the consent of the other parties hereto; provided, however, that no such assignment by Buyer shall relieve Buyer from any of its obligations hereunder.  Any corporation, association or agency into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Escrow Agent hereunder and vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further set, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

13.                                 Counterparts.

This Escrow Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Escrow Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

14.                                 Section Headings.

The section headings contained in this Escrow Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof.

15.                                 Entire Agreement; Construction.

This Escrow Agreement and the Purchase Agreement and any ancillary documents thereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof.  Nothing contained in this Escrow Agreement shall be deemed to require either Buyer or Worldspan to exercise its rights under this Escrow Agreement in connection with any claims it may have under the Purchase Agreement in lieu of any other rights or remedies under such other agreements.

16.                                 Certain Defined Terms.

16.1                           As used in this Escrow Agreement, “Affiliate” shall mean, as to any specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.  For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

16.2                           As used in this Escrow Agreement, “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks in New York, New York, U.S.A. are authorized or required by law to remain closed.

16.3                           As used in this Escrow Agreement, “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

16.4                           As used in this Escrow Agreement, “TTPC/American Escrow Agreement” shall mean the TTPC/American Indemnity Claim Escrow Agreement among American Airlines, Inc., Buyer and Escrow Agent.

16.5                           As used in this Escrow Agreement, “Worldspan/Northwest Escrow Agreement” shall mean the Worldspan/Northwest Indemnity Claim Escrow Agreement among Northwest Airlines, Inc., Buyer, Worldspan and Escrow Agent, or the form thereof if such agreement has not been entered into as of the applicable time.

17.                                 Amendments; Waivers.

17.1                           This Escrow Agreement may not be amended except by an instrument in writing signed by Delta, Buyer and Escrow Agent; provided, however, that this Escrow Agreement may not be amended unless Buyer and Escrow Agent offer to enter into the same amendment, if applicable, with (i) Northwest Airlines, Inc. with respect to the Worldspan/Northwest Escrow Agreement and (ii) American Airlines, Inc. with respect to the TTPC/American Escrow Agreement.

17.2                           The terms of this Escrow Agreement may be waived only by a written instrument signed by the party that would have been able to require compliance therewith; provided, however, that none of Buyer, Worldspan or Escrow Agent may waive any provision of this Escrow Agreement without also offering to waive, if applicable, the same provision under each of the Worldspan/Northwest Escrow Agreement and the TTPC/American Escrow Agreement.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  No waiver on the part of any party of any such right, power or privilege shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

18.                                 No Third Party Beneficiaries.

18.1                           This Escrow Agreement shall be for the benefit of the parties hereto and none of the provisions of this Escrow Agreement shall be for the benefit of or enforceable by any third party; provided, however, that Northwest Airlines, Inc. and American Airlines, Inc. shall be third party beneficiaries to the proviso contained in Section 17.1 and the proviso contained in the first sentence of Section 17.2, and shall have the right to enforce such provisions directly.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

DELTA AIR LINES, INC.

By:
Name:
Title:

TRAVEL TRANSACTION PROCESSING CORPORATION

By:
Name:
Title:

WORLDSPAN, L.P.

By:
Name:
Title:

[THE BANK OF NEW YORK]

By:
Name:
Title: